LP Building Solutions Reports Second Quarter 2024 Results, Including Record Sales and Earnings in Siding, and Increases Third Quarter and Full Year Siding Guidance
NASHVILLE, Tenn. (August 7, 2024) - Louisiana-Pacific Corporation (LP) (NYSE: LPX), a leading manufacturer of high-performance building products, today reported its financial results for the three and six months ended June 30, 2024.
Key Highlights for Second Quarter 2024, Compared to Second Quarter 2023
•Siding net sales increased by 30% to $415 million
•Oriented Strand Board (OSB) net sales increased by 53% to $351 million
•Consolidated net sales increased by 33% to $814 million
•Net income was $160 million, an increase of $181 million
•Net income per diluted share was $2.23 per share, an increase of $2.51 per share
•Adjusted EBITDA(1) was $229 million, an increase of $135 million
•Adjusted Diluted EPS(1) was $2.09 per diluted share, an increase of $1.54 per diluted share
•Cash provided by operating activities was $212 million, an increase of $124 million
(1) This is a non-GAAP financial measure. See “Use of Non-GAAP Information,” “Reconciliation of Net Income to Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Income, and Non-GAAP Adjusted Diluted EPS" below.
Capital Allocation Update
•Paid $102 million to repurchase 1.2 million of LP's common shares during the second quarter, leaving 71 million common shares outstanding at June 30, 2024
•Invested $36 million in capital expenditures during the second quarter
•Paid $19 million in cash dividends during the second quarter
•Paid a further $64 million to repurchase 0.7 million common shares after quarter-end and as of August 6, 2024, leaving $271 million remaining under the pre-existing share repurchase authorizations
•Announced a quarterly cash dividend of $0.26 per share
•Total liquidity of $867 million as of June 30, 2024
"LP’s Siding business continued to gain share and outperform the underlying markets we serve, setting records for sales and EBITDA in the quarter and notching another record quarter for LP SmartSide ExpertFinish Trim & Siding,” said LP Chairperson and CEO Brad Southern. “Consistent execution of LP’s strategy, growth in Siding and Structural Solutions, and exceptional cost control and safety in Siding and OSB delivered $229M in adjusted EBITDA in the second quarter.”

Outlook
The Company is providing financial guidance for the third quarter of 2024 and full year 2024 as set forth in the table below. Guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under “Forward-Looking Statements.”

	Third Quarter 2024	Full Year 2024
Siding net sales year-over-year growth	16% to 18%	14% to 16%
Siding Adjusted EBITDA(2)	$95 million to $105 million	$355 million to $375 million
OSB Adjusted EBITDA(2)(3)	$10 million to $20 million	$225 million to $245 million
Consolidated Adjusted EBITDA(2)(3)(4)	$105 million to $125 million	$580 million to $620 million
Capital Expenditures(5)		$200 million to $220 million
(2) This is a non-GAAP financial measure. Reconciliation of Siding Adjusted EBITDA, OSB Adjusted EBITDA, and consolidated Adjusted EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. Our inability to reconcile these measures results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation, such as business exit charges and credits, product-line discontinuance charges, other operating credits and charges, net, loss on early debt extinguishment, investment income, and other non-operating items, that would be required to be included in the comparable forecasted U.S. GAAP measures. The Company expects that these adjustments may potentially have a significant impact on future GAAP financial results.
(3) The third quarter and full year OSB EBITDA are based on the assumption that OSB prices published by Random Lengths remain unchanged from those published on August 2, 2024 (this is an assumption for modeling purposes and not a price forecast).
(4) For purposes of calculating the third quarter of 2024 and full year 2024 consolidated Adjusted EBITDA, LP South America Adjusted EBITDA fully offsets Corporate and Other Adjusted EBITDA.
(5) Capital expenditures related to strategic growth and sustaining maintenance projects are expected to be between $50 million to $60 million and $150 million to $160 million, respectively.
Second Quarter 2024 Highlights
Net sales for the second quarter of 2024 increased year-over-year by $203 million (or 33%). Siding revenue increased by $95 million (or 30%), due to 22% higher volumes and 6% higher prices. OSB revenue increased by $122 million (or 53%), driven by 35% higher prices and 13% higher volumes. This was partially offset by decreases in the LP South America (LPSA) segment and Other revenue of $6 million and $7 million, respectively.
Net income increased year-over-year by $181 million to $160 million ($2.23 per diluted share). The increase primarily reflects a $135 million increase in Adjusted EBITDA, $48 million changes in business exit charges and credits, and $16 million of prior year settlements of OSB patent-related claims, partially offset by a $31 million increase in the provision for income taxes. The year-over-year increase in Adjusted EBITDA includes $73 million due to higher OSB selling prices, a $23 million increase from higher OSB sales volumes, and a $52 million impact from higher Siding net sales.
First Six Months of 2024 Highlights
Net sales for the first six months of 2024 increased year-over-year by $344 million (or 29%). Siding revenue increased by $125 million (or 19%), due to 6% higher prices and 13% higher volumes. OSB revenue increased by $246 million (or 59%), driven by 35% higher prices and 17% higher volumes. This was partially offset by decreases in the LPSA segment and Other revenue of $15 million and $12 million, respectively.
Net income increased year-over-year by $266 million to $267 million ($3.71 per diluted share). The increase primarily reflects a $252 million increase in Adjusted EBITDA, $48 million changes in business exit charges and credits, and $16 million of prior year settlements of OSB patent-related claims, partially offset by a $71 million increase in the provision for income taxes. The year-over-year increase in Adjusted EBITDA includes $135 million due to higher OSB selling prices, a $53 million increase from higher OSB sales volumes, and a $71 million impact from higher Siding net sales.
Segment Results
Siding
The Siding segment serves diverse end markets with a broad product offering including LP® SmartSide® Trim & Siding, LP SmartSide ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP Outdoor Building Solutions® (collectively referred to as Siding Solutions). Siding products consist of a full line of engineered wood siding, trim, and fascia.

Segment sales and adjusted EBITDA for this segment were as follows (dollar amounts in millions):

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net sales	$415	$320	30%	$776	$651	19%
Adjusted EBITDA	105	59	78%	195	126	54%

	Three Months Ended June 30, 2024 versus 2023		Six Months Ended June 30, 2024 versus 2023
	Average Net Selling Price	Unit Shipments	Average Net Selling Price	Unit Shipments
Siding Solutions	6%	22%	6%	13%
The year-over-year net sales increase for the Siding segment for the three and six months ended June 30, 2024 reflects increased sales volumes and list price increases.
Second quarter 2024 Adjusted EBITDA increased year-over-year by $46 million, reflecting the impact of the net sales increase and a $5 million net decrease in freight, raw materials, and labor, partially offset by a $7 million increase in mill overhead. For the six months ended June 30, 2024, the year-over-year increase in Adjusted EBITDA of $69 million primarily reflects the impact of the net sales increase.
Oriented Strand Board (OSB)
The OSB segment manufactures and distributes OSB structural panel products, including the innovative value-added OSB product portfolio known as LP Structural Solutions (which includes LP TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP NovaCore® Thermal Insulated Sheathing, LP FlameBlock® Fire-Rated Sheathing, and LP TopNotch® 350 Durable Sub-Flooring). OSB is manufactured using wood strands arranged in layers and bonded with resins.
Segment sales and adjusted EBITDA for this segment were as follows (dollar amounts in millions):

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net sales	$351	$229	53%	$664	$418	59%
Adjusted EBITDA	125	37	239%	215	42	418%

	Three Months Ended June 30, 2024 versus 2023		Six Months Ended June 30, 2024 versus 2023
	Average Net Selling Price	Unit Shipments	Average Net Selling Price	Unit Shipments
OSB - Structural Solutions	34%	10%	28%	21%
OSB - Commodity	38%	17%	43%	13%
Second quarter 2024 net sales for the OSB segment increased year-over-year by $122 million (or 53%), reflecting a $73 million increase in revenue due to higher OSB selling prices and a $40 million increase in sales volumes. For the six months ended June 30, 2024, the year-over-year increase in net sales of $246 million (or 59%) reflects a $135 million increase in revenue due to higher OSB selling prices and a $96 million increase in sales volumes.
Adjusted EBITDA for the three and six months ended June 30, 2024 increased year-over-year by $88 million and $174 million, respectively, reflecting the impact of higher OSB prices and sales volumes, partially offset by higher mill-related costs.
LPSA
The LPSA segment manufactures and distributes LP OSB structural panel and Siding Solutions products in South America and certain export markets. This segment also sells and distributes a variety of companion products to support the region’s transition to wood frame construction. The LPSA segment carries out manufacturing operations in Chile and Brazil and operates sales offices in Argentina, Brazil, Chile, Colombia, Mexico, Paraguay, and Peru.
Segment sales and adjusted EBITDA for this segment were as follows (dollar amounts in millions):

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net sales	$46	$53	(12)%	$93	$108	(14)%
Adjusted EBITDA	10	13	(17)%	20	24	(18)%

	Three Months Ended June 30, 2024 versus 2023		Six Months Ended June 30, 2024 versus 2023
	Average Net Selling Price	Unit Shipments	Average Net Selling Price	Unit Shipments
OSB - Structural Solutions	(16)%	7%	(18)%	5%
Siding	(15)%	(19)%	(15)%	(6)%
The year-over-year net sales and Adjusted EBITDA decreases for the LPSA segment for the three and six months ended June 30, 2024 reflect unfavorable currency fluctuations, partially offset by local currency revenues.
Conference Call
LP will hold a conference call to discuss this release today at 11 a.m. Eastern Time (8 a.m. Pacific Time). Investors will have the opportunity to listen to the conference call live by going to investor.lpcorp.com. For those who cannot listen to the live broadcast, the recorded webcast and accompanying presentation will be available to the public online in the "News & Events" section of investor.lpcorp.com.
About LP Building Solutions
As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood building products that meet the demands of builders, remodelers, and homeowners worldwide. LP's extensive offerings include innovative and dependable building products and accessories, such as Siding Solutions (LP SmartSide Trim & Siding, LP SmartSide ExpertFinish Trim & Siding, LP BuilderSeries Lap Siding, and LP Outdoor Building Solutions), LP Structural Solutions (LP TechShield Radiant Barrier, LP WeatherLogic Air & Water Barrier, LP Legacy Premium Sub-Flooring, LP FlameBlock Fire-Rated Sheathing, LP NovaCore Thermal Insulated Sheathing, and LP TopNotch 350 Durable Sub-Flooring), and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while our stockholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 22 plants across the U.S., Canada, Chile, and Brazil, in certain cases through foreign subsidiaries. For more information, visit LPCorp.com.
Forward-Looking Statements
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the beliefs and assumptions of, and on information available to, our management; assumptions upon which such forward-looking statements are based are also forward-looking statements. Forward-looking statements can be identified by words such as “may,” “will,” “could,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “target,” “potential,” “continue,” “likely,” or “future,” as well as similar expressions, or the negative or other variations thereof and include other statements regarding matters that are not historical facts. Examples of forward-looking statements include, among others, statements LP makes regarding statements concerning plans for product development, forecasts of future costs and expenditures, possible outcomes of legal proceedings, capacity expansion and other growth initiatives, the adequacy of reserves for loss contingencies, and any statements regarding the Company's financial outlook. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies, including tariffs and levels of employment; changes in general and global economic conditions, including impacts from global pandemics, rising inflation, supply chain disruptions, and new or ongoing military conflicts including the conflict between Russia and Ukraine and the conflict in Israel and the surrounding areas; the commodity nature of a segment of our products and the prices for those products, which are determined in significant part by external factors such as total industry capacity and wider industry cycles affecting supply and demand trends; changes in the cost and availability of capital; changes in the cost and availability of financing for home mortgages; changes in the level of home construction and repair and remodel activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the financial or business conditions of third-party wholesale distributors and dealers of building products; changes in the relationship between the supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost and availability of energy, primarily natural gas, electricity, and diesel fuel; changes in the cost and availability of transportation, including transportation services provided by third parties; our dependence on third-party vendors and suppliers for certain goods and services critical to our business; operational and financial impacts from manufacturing our products internationally;

difficulties in the development, launch or production ramp-up of new products; our ability to attract and retain qualified executives, management and other key employees; the need to formulate and implement effective succession plans from time to time for key members of our management team; impacts from public health issues (including global pandemics) on the economy, demand for our products or our operations, including the actions and recommendations of governmental authorities to contain such public health issues; our ability to identify and successfully complete and integrate acquisitions, divestitures, joint ventures, capital investments and other corporate strategic transactions; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor shortages or disruptions, transportation interruptions, supply interruptions, public health issues (including pandemics and quarantines), riots, civil insurrection or social unrest, looting, protests, strikes, and street demonstrations; changes in global or regional climate conditions, the impacts of climate change, and potential government policies adopted in response to such conditions; changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real, Chilean peso, and Argentine peso; changes in, and compliance with, general and industry-specific laws and regulations, including environmental and health and safety laws and regulations, the U.S. Foreign Corrupt Practices Act and anti-bribery laws, laws related to our international business operations, and changes in building codes and standards; changes in tax laws and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenges to or exploitation of our intellectual property or other proprietary information by our competitors or other third parties; the resolution of existing and future product-related litigation, environmental proceedings and remediation efforts, and other legal or environmental proceedings or matters; the effect of covenants and events of default contained in our debt instruments; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; cybersecurity events affecting our information technology systems or those of our third-party providers and the related costs and impact of any disruption on our business; and acts of public authorities, war, political or civil unrest, natural disasters, fire, floods, earthquakes, inclement weather, and other matters beyond our control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission (SEC). We urge you to consider all of the risks, uncertainties, and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this news release. We cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this news release. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events, or circumstances.
Use of Non-GAAP Information
In evaluating our business, we utilize non-GAAP financial measures that fall within the meaning of SEC Regulation G and Regulation S-K Item 10(e), which we believe provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP financial measures do not have standardized definitions and are not defined by U.S. generally accepted accounting principles (GAAP). In this press release, we disclose income attributed to LP before interest expense, provision for income taxes, depreciation and amortization, and excluding stock-based compensation expense, loss on impairment attributed to LP, business exit charges and credits, product-line discontinuance charges, other operating credits and charges, net, loss on early debt extinguishment, investment income, pension settlement charges, and other non-operating items, as Adjusted EBITDA (Adjusted EBITDA), which is a non-GAAP financial measure. We have included Adjusted EBITDA in this report because we view it as an important supplemental measure of our performance and believe that it is frequently used by interested persons in the evaluation of companies that have different financing and capital structures and/or tax rates. We also disclose income attributed to LP, excluding loss on impairment attributed to LP, business exit charges and credits, product-line discontinuance charges, interest expense outside of normal operations, other operating credits and charges, net, loss on early debt extinguishment, gain (loss) on acquisition, and pension settlement charges, and adjusting for a normalized tax rate, as Adjusted Income (Adjusted Income). We also disclose Adjusted Diluted EPS, which is calculated as Adjusted Income divided by diluted shares outstanding. We believe that Adjusted Diluted EPS and Adjusted Income are useful measures for evaluating our ability to generate earnings and that providing these measures should allow interested persons to more readily compare the earnings for past and future periods. Reconciliations of Adjusted EBITDA, Adjusted Income and Adjusted Diluted EPS to their most directly comparable U.S. GAAP financial measures, net income, income attributed to LP, and income attributed to LP per diluted share, respectively, are presented below.
Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS are not substitutes for the U.S. GAAP measures of net income, income attributed to LP, and income attributed to LP per diluted share or for any other U.S. GAAP measures of operating performance. It should be noted that other companies may present similarly titled measures differently, and therefore, as presented by us, these measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS have material limitations as performance measures because they exclude items that are actually incurred or experienced in connection with the operation of our business.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$814	$611	$1,539	$1,195
Cost of sales	(551)	(492)	(1,062)	(975)
Gross profit	263	119	477	220
Selling, general, and administrative expenses	(71)	(66)	(140)	(133)
Impairment of long-lived assets, net	—	(24)	—	(24)
Other operating credits and charges, net	2	(21)	3	(26)
Income from operations	194	8	339	37
Interest expense	(4)	(3)	(8)	(6)
Investment income	6	2	11	7
Other non-operating income (expense)	5	(8)	6	(16)
Income (loss) before income taxes	201	(1)	349	22
Provision for income taxes	(53)	(21)	(94)	(22)
Equity in unconsolidated affiliate	12	1	12	1
Net income (loss)	$160	$(21)	$267	$1
Net loss attributed to non-controlling interest	—	1	—	—
Net income (loss) attributed to LP	$160	$(20)	$267	$1

Net income (loss) attributed to LP per share of common stock:
Basic	$2.23	$(0.28)	$3.72	$0.02
Diluted	$2.23	$(0.28)	$3.71	$0.02

Average shares of common stock used to compute net income (loss) per share:
Basic	72	72	72	72
Diluted	72	72	72	72

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$317	$222
Receivables, net	161	155
Inventories	373	378
Prepaid expenses and other current assets	32	23
Total current assets	883	778

Property, plant, and equipment, net	1,542	1,540
Timber and timberlands	30	32
Operating lease assets, net	22	25
Goodwill and other intangible assets	26	27
Investments in and advances to affiliates	1	5
Other assets	20	20
Deferred tax asset	5	11
Total assets	$2,529	$2,437

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$258	$254
Income tax payable	3	5
Total current liabilities	261	259

Long-term debt	347	347
Deferred income taxes	158	162
Non-current operating lease liabilities	23	25
Other long-term liabilities	57	61
Contingency reserves, excluding current portion	25	25
Total liabilities	871	880

Stockholders’ equity:
Common stock	87	88
Additional paid-in capital	471	465
Retained earnings	1,595	1,479
Treasury stock	(385)	(386)
Accumulated comprehensive loss	(109)	(89)
Total stockholders’ equity	1,658	1,557
Total liabilities and stockholders’ equity	$2,529	$2,437

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$160	$(21)	$267	$1
Adjustments to net income:
Depreciation and amortization	31	29	62	57
Impairment of goodwill and long-lived assets	—	24	—	24
Pension loss due to settlement	—	—	—	6
Deferred taxes	(5)	12	4	10
Foreign currency remeasurement and transaction (gain) loss	(5)	12	(5)	13
Other adjustments, net	(10)	20	(6)	29
Changes in assets and liabilities (net of acquisitions and divestitures):
Receivables	14	(14)	(33)	(22)
Inventories	24	8	1	(68)
Prepaid expenses and other current assets	(12)	2	(11)	(1)
Accounts payable and accrued liabilities	16	21	16	(45)
Income taxes payable, net of receivables	(1)	(3)	21	(33)
Net cash provided by (used in) operating activities	212	88	317	(30)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(36)	(74)	(77)	(188)
Acquisition of facility assets	—	(80)	—	(80)
Proceeds from sales of assets	—	—	—	1
Other investing activities, net	16	(4)	16	(4)
Net cash used in investing activities	(20)	(158)	(61)	(271)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long-term debt	—	70	—	70
Repayment of long-term debt, including call premium	—	(40)	—	(40)
Payment of cash dividends	(19)	(17)	(37)	(35)
Repurchase of common stock	(102)	—	(115)	—
Other financing activities	2	1	(5)	(9)
Net cash used in financing activities	(118)	14	(157)	(14)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1)	—	(3)	3
Net increase (decrease) in cash, cash equivalents, and restricted cash	73	(56)	95	(313)
Cash, cash equivalents, and restricted cash at beginning of period	244	126	222	383
Cash, cash equivalents, and restricted cash at end of period	$317	$71	$317	$71

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
The following tables present summary data relating to: (i) housing starts within the United States, (ii) our sales volumes, and (iii) our performance according to a widely used operational metric called Operational Equipment Effectiveness (OEE). We consider the following items to be key performance indicators for our business because LP’s management uses these metrics to evaluate our business and trends in our industry, measure our performance, and make strategic decisions. We believe that the key performance indicators presented may provide additional perspective and insights when analyzing our core operating performance. These key performance indicators should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the financial measures that were prepared in accordance with U.S. GAAP. These measures may not be comparable to similarly titled performance indicators used by other companies.
We monitor housing starts, which is a leading external indicator of residential construction in the United States that correlates with the demand for many of our products. We believe that housing starts is a useful measure for evaluating our results and that providing this measure should allow interested persons to more readily compare our sales volume for past and future periods to an external indicator of product demand. Other companies may present housing start data differently, and therefore, as presented by us, our housing start data may not be comparable to similarly titled performance indicators reported by other companies.
The following table sets forth housing starts for the three and six months ended June 30, 2024 and 2023 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Housing starts[1]:
Single-Family	281	261	522	449
Multi-Family	92	139	172	266
	372	400	693	715
1 Actual U.S. housing starts data, in thousands, reported by the U.S. Census Bureau as published through July 17, 2024.
We monitor sales volumes for our products in our Siding, OSB, and LPSA segments, which we define as the number of units of our products sold within the applicable period. Evaluating sales volume by product type helps us identify and address changes in product demand, broad market factors that may affect our performance, and opportunities for future growth. It should be noted that other companies may present sales volume data differently, and therefore, as presented by us, sales volume data may not be comparable to similarly titled measures reported by other companies. We believe that sales volumes can be a useful measure for evaluating and understanding our business.
The following table sets forth sales volumes for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
Sales Volume	Siding	OSB	LPSA	Total	Siding	OSB	LPSA	Total
Siding Solutions (MMSF)	459	—	6	465	377	—	7	384
OSB - Structural Solutions (MMSF)	—	452	136	588	—	412	128	540
OSB - commodity (MMSF)	—	415	—	415	—	354	—	354

	Six Months Ended June 30, 2024				Six Months Ended June 30, 2023
Sales Volume	Siding	OSB	LPSA	Total	Siding	OSB	LPSA	Total
Siding Solutions (MMSF)	858	—	18	876	760	—	19	779
OSB - value added (MMSF)	—	895	266	1,161	—	739	255	993
OSB - commodity (MMSF)	—	830	—	830	—	736	—	736
We measure OEE at each of our mills to track improvements in the utilization and productivity of our manufacturing assets. OEE is a composite metric that considers asset uptime (adjusted for capital project downtime and similar events), production rates, and finished product quality. We believe that OEE, when used in conjunction with other metrics, can be a useful measure for evaluating our ability to generate profits, and that providing this measure should allow interested persons to monitor operational improvements. We use a best-in-class target across all LP manufacturing sites that allows us to optimize capital investments, focus maintenance and reliability improvements, and improve overall equipment efficiency. It should be noted that other companies may present OEE data differently, and therefore, as presented by us, OEE data may not be comparable to similarly titled measures reported by other companies.
OEE for the three and six months ended June 30, 2024 and 2023 for each of our segments is listed below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Siding	77%	78%	78%	77%
OSB	78%	75%	78%	75%
LPSA	76%	74%	76%	75%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(AMOUNTS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NET SALES BY BUSINESS SEGMENT
Siding	$415	$320	$776	$651
OSB	351	229	664	418
LPSA	46	53	93	108
Other	2	9	5	17
Total sales	$814	$611	$1,539	$1,195

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
(AMOUNTS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$160	$(21)	$267	$1
Add (deduct):
Net loss attributed to non-controlling interest	—	1	—	—
Income (loss) attributed to LP	160	(20)	267	1
Provision for income taxes	53	21	94	22
Depreciation and amortization	31	29	62	57
Stock-based compensation expense	4	3	11	7
Other operating credits and charges, net	1	17	1	22
Business exit charges and credits	(14)	34	(15)	34
Interest expense	4	3	8	6
Investment income	(6)	(2)	(11)	(7)
Pension settlement charges	—	—	—	6
Other non-operating items	(5)	8	(6)	11
Adjusted EBITDA	$229	$93	$411	$159
SEGMENT ADJUSTED EBITDA
Siding	$105	$59	$195	$126
OSB	125	37	215	42
LPSA	10	13	20	24
Other	(2)	(6)	(3)	(14)
Corporate	(9)	(9)	(16)	(19)
Adjusted EBITDA	$229	$93	$411	$159

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED INCOME AND ADJUSTED DILUTED EPS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) per share - diluted	$2.23	$(0.28)	$3.71	$0.02

Net income (loss)	$160	$(21)	$267	$1
Add (deduct):
Net loss attributed to non-controlling interest	—	1	—	—
Income (loss) attributed to LP	160	(20)	267	1
Other operating credits and charges, net	1	17	1	22
Business exit charges and credits	(14)	34	(15)	34
Pension settlement charges	—	—	—	6
Reported tax provision	53	21	94	22
Adjusted income before tax	200	53	348	86
Normalized tax provision at 25%	(50)	(13)	(87)	(21)
Adjusted Income	$150	$39	$261	$64
Diluted shares outstanding	72	72	72	72
Adjusted Diluted EPS	$2.09	$0.55	$3.62	$0.89